May 30, 1996



Angeion Corporation
3650 Annapolis Lane, Suite 170
Minneapolis, Minnesota  55447-5434

Re:      Angeion Corporation
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Angeion Corporation, a Minnesota corporation (the "Company"), in connection with the registration by the Company of 5,750,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), including 750,000 Shares subject to the Underwriters' over-allotment option, pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 31, 1996 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

         1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

         2. The Shares have been duly authorized and, when issued, delivered to and paid for by the Underwriters referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,



/s/ OPPENHEIMER WOLFF & DONNELLY